Exhibit 3.36

FTI INTERNATIONAL LLC

(f/k/a FTI FD LLC)

AMENDED AND RESTATED OPERATING AGREEMENT

THIS AMENDED AND RESTATED OPERATING AGREEMENT of FTI International LLC (f/k/a FTI FD LLC), a Maryland limited liability company (the “Company”), is made and entered into as of July 25, 2007 (this “Amendment), amending and restating the Operating Agreement made and entered into as of September 5, 2006 (together with this Amendment, the “Agreement”), by the Member set forth on Schedule A attached hereto and made a part hereof (the “Member”).

RECITALS

WHEREAS, the Company is a limited liability company that was formed as a limited liability company under the Maryland Limited Liability Company Act, MD. CORPS, & ASS’NS CODE ANN., §4A-101, et seq. (the “Act”) pursuant to articles of organization filed on September 5, 2006.

PROVISIONS

The Member desires to enter into this Agreement to establish the manner in which the business and affairs of the Company shall be managed, and hereby agrees as follows:

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the Member agrees as follows:

Section 1. Name. The name of the limited liability company is:

FTI INTERNATIONAL LLC (F/K/A FTI FD LLC)

Section 2. Purpose. The purpose for which the Company is formed and the business and objectives to be carried on and promoted by it are to engage in any lawful act or activity which may be carried on by a limited liability company under the Act,

Section 3. Principal Office. The address of the principal office of the Company in the State of Maryland is as set forth in the Company’s articles of organization.

Section 4. Resident Agent. The name and address of the resident agent of the Company for service of process on the Company in the State of Maryland are as set forth in the Company’s articles of organization.

Section 5. Member. The names, mailing addresses and equity ownership of the Member are set forth on Schedule A, which may be amended from time to time to reflect changes in membership and equity ownership in the Company without further action of the Managers and Members.

Section 6. Powers. In addition to the authority of the Member, the authority to manage, control and operate the Company shall also be vested collectively in the individuals, who need not be Members, elected by the Member as managers of the Company (the “Managers”). All powers of the Company may be exercised by or under the authority of the Managers acting collectively, and not individually (the “Board of Managers”). Unless otherwise provided herein, all decisions to be made by and all actions to be taken by the Board of Managers shall require the consent of a majority or the Managers. The Board of Managers shall have fall and exclusive right, power and authority to manage the affairs of the Company and make all decisions with respect thereto, except for those matters expressly reserved to the Member by this Agreement or the Act.

The initial number of Managers shall be three, which number may be increased or decreased by the Member. Jack B. Dunn, IV; Theodore I. Pincus; and Eric B. Miller are each hereby designated as a Manager.

Section 7. Officers. The Board of Managers shall appoint or elect officers of the Company (“Officers”) for the purpose of managing the daily operations of the Company. The Officers shall have the powers and authority to act for the Company as a corresponding officer of a Maryland corporation would have to act for a Maryland corporation unless otherwise designated by resolution by the Board of Managers, The names of the initial Officers serving the Company and the capacities in which they shall serve are as follows:

Name Office

Jack B. Dunn, IV President

Dominic DiNapoli Vice President

Eric B. Miller Vice President

Theodore I. Pincus Vice President, Chief Financial Officer & Treasurer

Joanne F. Catanese Secretary

Cheryl Meeks Assistant Secretary

Section 8. Dissolution. The Company shall be dissolved upon the election by the Member to dissolve and terminate the Company.

Section 9. Capital Contributions. The Member shall have the percentage interests set forth on Schedule A to the Agreement. The Member is not required to make any additional capital contribution to the Company.

Section 9.1. Membership Interests. Membership interests in the Company shall be divided into equity units (the “Units”) evidenced by the issue of equity certificates, and the ownership of each Member is reflected on Appendix A to this Amendment.

Section 9.2 Certificates; Legends. Pursuant to and in accordance with the provisions of the Uniform Commercial Code, as amended and in effect from time to time in the state of Maryland (the “MD UCC”), all Units in the Company shall be considered and treated as “securities” governed by Article 8 of the MP UCC. All Units of the Company shall hereinafter be evidenced and represented by a certificate evidencing such Units issued by the Company to each Member in the form attached hereto as Exhibit A. Each such certificate is intended to be and shall be considered a “security certificate” within the meaning of Article 8 of the MD UCC. Each Officer (such term being defined in Section 7 herein) is hereby authorized, empowered, and directed to execute and deliver any such certificate evidencing the Units, Any certificates evidencing the Units shall bear a legend reflecting the restrictions on the Transfer of such Units contained in this Agreement.

Section 9.3 Restrictions on Transfer. The Member understands and agrees that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, assigned or transfered unless a registration statement covering the Units is in effect or an exemption from the registration, requirements is available under the Securities Act and applicable state or foreign laws. The following legends shall be placed on the certificate(s) evidencing the Units stating in substance:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE AND FOREIGN LAWS, THE UNITS MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE OR FOREIGN SECURITIES LAWS.

THESE TERMS OF THE UNITS ARE SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO A UNIT HOLDER WITHOUT CHARGE UPON REQUEST. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

Section 10. Profits and Losses; Distributions. All profits and losses of the Company shall be allocated to the Member and all cash which the Board of Managers determines is available for distribution shall be distributed to the Member.

Section 11. Liability of the Member and Managers. To the fullest extent permitted by law, the Member and the Managers shall not have any liability for the obligations or liabilities of the Company.

Section 12. Indemnification.

12.1 Claims. The Company, or its receiver or trustee, shall pay all judgments and valid claims asserted by anyone (a “Claimant”) against it, and shall indemnify and save harmless, to the fullest extent permitted by applicable law, the Member (and the Member’s affiliates, officers, directors, partners, members, shareholders, employees and agents), the Managers and the Officers (all such persons being referred to as “Indemnified Persons”), front any liability, loss or damage to a Claimant incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company, and from liabilities or obligations of the Company imposed on such Indemnified Person by virtue of such person’s position with the Company, including, without limitation, all attorneys’ fees and costs and any amounts expended or incurred by such person in connection with the defense or the settlement of any such action based on any such act or omission, including all such liabilities under the Act. The Company, or its receiver or trustee, may also provide such indemnity to its employees and agents.

12.2 Insurance. The Company shall have the power to purchase and maintain insurance in reasonable amounts on behalf of each of the Member, the Managers, the Officers and employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify than against such liability.

12.3 Advancement of Expenses. Expenses including attorneys’ fees incurred by the Member, a Manager or an Officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Member, Manager or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by law or in this section. Such expenses incurred by former Managers and Officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

Section 13. Miscellaneous. This Agreement shall be governed by, and construed under, the laws of the State of Maryland, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first written above.

MEMBER:

FTI CONSULTING, INC.

By:

Name: Jack B. Dunn, IV

Title : President and Chief Executive Officer

Schedule A

Member, Address, Units and Membership Interest

Member and Address Number of Units Percentage of

Membership Interest

FTI Consulting, Inc.

909 Commerce Road Annapolis, Maryland 21404 100 100%

Organized Under the Laws of the State of Maryland

Number <XX> Units <XX>

EXHIBIT A

[LLC]

SPECIMEN MEMBERSHIP CERTIFICATE

This certifies that <XX> is a member of the above named Limited Liability Company as a holder of <XX> (<XX>) Units of such Limited Liability Company, and is entitled to the full benefits and privileges of such membership, subject to the Maryland Limited Liability Company Act and the Operating Agreement of the Limited Liability Company.

In Witness Whereof, the Limited Liability Company has caused this certificate to be executed by its duly authorized Manager as of this             day of             , 2007 and its Limited Liability Company seal to be hereunto affixed.

[Name of Limited Liability Company]

Manager

            [SEAL]

Name:

Title:

Organized Under the Laws of the State of Maryland

Number <XX> Units <XX>

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE AND FOREIGN LAWS. THE UNITS MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE OR FOREIGN SECURITIES LAWS.

THESE TERMS OF THE UNITS ARE SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO A UNIT HOLDER WITHOUT CHARGE UPON REQUEST. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.